Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2022, relating to the financial statements of Queen’s Gambit Growth Capital, which is incorporated by reference in this Registration Statement on Form S-8.

/s/ WithumSmith+Brown, PC

New York, New York

June 7, 2022